UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 12, 2007

HELIX BIOMEDIX, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	033-20897-D	91-2099117
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
22118 20th Avenue SE, Suite 204
Bothell, Washington 98021
(425) 402-8400
(Address and telephone number of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement.
On September 12, 2007, Helix BioMedix, Inc. (the “Company”) entered into a First Amended and Restated License Agreement (the “Amended Agreement”) with Grant Industries, Inc., which amends and restates the Non-Exclusive License Agreement between the parties dated December 12, 2006. Among other things, the amendments included in the Amended Agreement render the license thereunder to a certain Company peptide exclusive, add an additional Company peptide to the scope of the license grant thereunder, also on an exclusive basis, and expand the scope of the licensed territory to include certain countries in Asia.
A copy of the press release announcing entry into the Amended Agreement is being filed as Exhibit 99.1 hereto and is incorporated herein by reference.
Item 9.01        Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description
99.1	Press release, dated September 17, 2007, issued by Helix BioMedix, Inc.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIX BIOMEDIX, INC.

Dated: September 17, 2007	By:	/s/ David H. Kirske

David H. Kirske
Vice President and Chief Financial Officer